Exhibit 99

OFG Bancorp Reports 1Q15 Results

SAN JUAN, Puerto Rico, April 24, 2015 – OFG Bancorp (NYSE: OFG) today reported results for the first quarter ended March 31, 2015.

1Q15 Highlights

•         Income available to common shareholders was a loss of $6.5 million, or ($0.14) per share, which includes a previously announced provision of ($0.35) per share net of tax.

•         Excluding this, income was $9.4 million, or $0.21 per share diluted. Results compare to $17.1 million, or $0.36 per share diluted, in the preceding quarter, and $20.3 million, or $0.42 per share diluted, in the year ago quarter.

•         The quarter was adversely affected by:

o   $24.0 million provision related to placing on non-accrual status a 7.5%, $200 million participation in a fuel purchase line of credit with the Puerto Rico Electric Power Authority (PREPA), a government utility.

o   $7.9 million less in loan interest income, primarily due to lower acquired balances and yields. This includes a $1.7 million decline from fewer days and lower cost recoveries 1Q15 versus 4Q14.

o   $4.8 million in provisions for covered loans, increasing the allowance to $70.7 million. The commercial loss share coverage with the FDIC is coming to an end on June 30, 2015.

•         However, net interest margin continued strong at 5.42%.

•         Continued growth of the Oriental Bank franchise through the opening of 7,670 net new retail deposit accounts, reduction in cost of total deposits, core non-interest fee revenue strength, and major expansion of its ATM network.

•         Efficiency ratio in our target range at 51.75%, and improved credit, with declines in net charge offs and total delinquencies.

•         Tangible book value and book value per common share declined slightly from December 31, 2014, to $15.12 and $17.25, respectively.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented:

“We’re clearly disappointed at being forced to take a provision against our PREPA credit, especially in light of our analysis that multiple ways exist for the government utility to repay its debts. Likewise, we remain concerned about the challenges businesses are forced to face in Puerto Rico’s heavily taxed, underperforming economy.

“On the plus side, we continued to grow Oriental Bank’s core franchise serving the commercial and consumer sectors. We prudently originated quality loans with strong pricing discipline. Despite normal reductions in our high-yielding acquired loan portfolios, our NIM at 5.42% and efficiency ratio at less than 52% are among the best in the industry. Additionally, Oriental’s retail deposit base and mortgage business are benefiting from successful marketing attracting an influx of new customers.

“Our outlook for 2015 calls for preserving our performance metrics and diligently managing expenses, albeit with a decline in earning assets and NIM. Most of the FDIC indemnification asset amortization will end in the second half, helping to offset reduced interest income from acquired loans.

“Operationally, we remain focused on building the Oriental franchise and further affirming our reputation as the best bank in Puerto Rico. We will continue to expand our customer base, deepen client relationships, and differentiate ourselves in terms of service and innovation.

“Our ultimate goals remain the same: maximize our profitability and capital; preserve our flexibility to pursue strategic alternatives; and deploy our strong capital base to increase shareholder return in a sustainable manner, as we have done before.”

1Q15 Income Statement Highlights

The following compares data for the first quarter 2015 to the fourth quarter 2014 unless otherwise noted.

•         Total interest income from loans declined $7.9 million to $97.5 million, reflecting above mentioned factors and the transition in our loan portfolio as originated loans with more normal yields grew at a slower pace than higher-yielding acquired loans fell, due to repayments and maturities.

1.    Originated loans: Interest income increased modestly to $46.3 million as balances grew 2.4% and yield expanded 4 basis points to 6.63%.

2.    Acquired non-covered loans: Interest income fell $4.0 million to $35.7 million as balances declined 5.6% and yield compressed 23 basis points to 8.58%.

3.    Covered loans: Interest income fell $4.3 million to $15.5 million as balances declined 9.3% and yield reduced 306 basis points to 22.89%.

•         Investment securities interest income declined $1.0 million to $9.5 million. This primarily reflects higher premium amortization on existing securities.

•         Deposit interest expense fell $1.0 million to $7.1 million. We continued to improve the funding profile with increases in lower cost demand and savings deposits and decreases in higher cost time and brokered deposits.

•         Borrowing interest expense fell $0.4 million to $10.3 million. This reflects the use of excess cash to pay down $52.8 million in maturing wholesale funding mid-1Q15.

•         Provision for loan and lease losses excluding PREPA increased $1.3 million to $18.2 million, primarily due to a $3.5 million increase for covered loans.

•         Total core non-interest income declined $1.8 million to $19.2 million. This reflects the absence of approximately $1.0 million in year-end recognition of insurance commissions in 4Q14. In addition, broker dealer commissions were lower due to subdued client trading activity.

•         FDIC indemnification asset amortization increased $1.1 million to $13.1 million in line with plans for the year. The indemnification asset was $75.2 million at March 31, 2015 versus $97.4 million at December 31, 2014.

•         Non-interest expenses fell $5.6 million, to $56.3 million. This reflects decreased costs in all major categories as well as reduced accruals from 4Q14. In 1Q15, two branches were consolidated as planned.

•         The effective income tax rate excluding the PREPA provision was 41.58%. For the year, the rate is expected to be about 36.5%.

1Q15 Business Activity Highlights

The following compares data for the first quarter 2015 to the fourth quarter 2014 unless otherwise noted.

•         Total new loan production (excluding renewals) increased slightly to $239.4 million. Growth in the commercial and residential mortgage categories offset declines in auto and consumer.

o   Commercial production increased 2.7% to $85.7 million with a good pipeline for the rest of the year.

o   Residential mortgage production, most of which is sold into the secondary market, increased 7.8% to $61.7 million. With one less player in the market, Oriental continued to expand its share.

o   Auto loan production declined 4.9% to $65.9 million. This reflects increased competition from the captive finance arms of manufacturers, and our own initiative to increase FICO score requirements to improve credit.

o   Consumer loan production declined 9.5% to $26.2 million, reflecting seasonal trends.

•         Cost of deposits declined 7 basis points to 0.70%, and 22 basis points from 0.92% in 1Q14.

o   Core retail deposits (demand and savings) increased 2.2% to $3.4 billion, representing 68.7% of total deposits versus 66.8% in 4Q14 and 63.4% in 1Q14.

o   Subsequent to 1Q15, Oriental expanded its ATM network 34% to 332 units, making it the second largest in Puerto Rico with the placement of machines in 72 Walgreens and 13 other retail locations.

March 31, 2015 Balance Sheet Highlights

The following compares data as of March 31, 2015 to December 31, 2014 or for the first quarter 2015 to the fourth quarter 2014 unless otherwise noted.

•         Cash and cash equivalents increased 19.3% to $694.3 million, primarily from repayments of loans and investment securities.

•         Average interest earning assets of $6.7 billion declined 1.6%. Originated loans increased 2.4%, or $67.1 million. Acquired loans declined 6.1%, or $128.8 million, due to scheduled maturities and a reduction of government loan balances. Investment securities declined 4.7%, or $65.8 million, primarily due to repayments.

•         Puerto Rico government related loans and securities contractual balances declined $26.7 million to $626.0 million. This was primarily due to a $25.0 million partial repayment of a contractual obligation by the Puerto Rico Aqueduct and Sewer Authority (PRASA). Year over year, PR government related loans and securities shrunk 19.6% from $778.3 million at March 31, 2014.

•         Total stockholders’ equity declined $5.8 million to $936.4 million. This primarily reflects the decrease in retained earnings partially offset by an increase in other comprehensive income.

Credit Quality Highlights

The following compares data for the first quarter 2015 to the fourth quarter 2014 unless otherwise noted. This also excludes acquired loans and the PREPA credit and its provision.

•         Net charge offs declined slightly to $8.6 million as we continue to adjust our collection efforts to evolving credit trends.

•         Total delinquency declined 39 basis points to 8.60% primarily due to improvements in mortgage and auto portfolios.

•         Nonperforming loans increased $4.8 million, primarily due to $7.9 million inflows in the form of repurchases from GSEs, as well as TDRs, in mortgages.

•         Allowance for loan and lease losses increased $1.3 million to $52.8 million.

Capital Position

The following compares data for the first quarter 2015 to the fourth quarter 2014.

Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution.

•         Tangible common equity to total tangible assets increased to 9.29% from 9.25% based on a 0.8% decrease in tangible common equity to $675.2 million and a 1.1% decline in tangible assets to $7.3 billion.

•         Common Equity Tier 1 Capital Ratio (using Basel III methodology) was 12.63%.

•         Total risk-based capital ratio increased to 17.69% from 17.57% based on a 4.2% increase in total risk-based capital to $887.0 million and a 3.5% increase in total risk weighted assets to $5.0 billion.

Conference Call

A conference call to discuss OFG’s results for the first quarter 2015, outlook and related matters will be held today, Friday, April 24, 2015 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the first quarter ended March 31, 2015, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2014, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 51st year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations.  Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 53 financial centers and 332 ATMs. Investor information can be found at www.ofgbancorp.com.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@orientalbank.com), OFG Bancorp, (787) 522-6970

US: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder& Company, (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our March 31, 2015 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4-5
Table 4:	Information on Loan Portfolio and Production	6
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements	14

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2015	2014	2014	2014	2014
(Dollars in thousands, except per share data) (unaudited)		Q1	Q4	Q3	Q2	Q1
Earnings
Net interest income		$89,635	$97,128	$101,871	$106,078	$103,398
Non-interest income, net (core)	(2)	19,223	20,981	18,963	18,885	19,119
Non-interest expense		56,332	61,898	59,575	59,848	61,404
Provision for loan and lease losses	(3)	42,193	16,877	17,257	14,815	11,691
FDIC shared-loss expense, net		13,084	11,980	16,934	18,355	18,487
Net (loss) income before income taxes		(2,009)	27,449	27,530	31,922	35,532
Effective income tax rate		-48.73%	24.98%	29.05%	33.25%	33.17%
Net (loss) income		(2,988)	20,593	19,532	21,309	23,747
Net (loss) income available to common stockholders		$(6,453)	$17,127	$16,067	$17,843	$20,282
Common Share Statistics
(Loss) earnings per common share - basic	(4)	$(0.14)	$0.38	$0.36	$0.40	$0.45
(Loss) earnings per common share - diluted	(5)	$(0.14)	$0.36	$0.34	$0.38	$0.42
Average common shares outstanding		44,634	44,705	45,054	45,014	45,329
Average common shares outstanding and equivalents		51,977	52,000	52,362	52,352	52,598
Cash dividends per common share	(6)	$0.10	$0.10	$0.08	$0.08	$0.08
Book value per common share (period end)		$17.25	$17.40	$16.96	$16.87	$16.23
Tangible book value per common share (period end)	(7)	$15.12	$15.25	$14.82	$14.71	$14.07
Balance Sheet (Average Balances)
Loans held for investment	(8)	$4,794,432	$4,856,143	$4,939,895	$5,019,381	$5,007,347
Interest-earning assets		6,703,286	6,817,770	6,923,410	6,972,134	7,108,864
Total assets		7,375,974	7,528,917	7,646,430	7,736,711	8,041,159
Interest-bearing deposits		4,167,592	4,261,729	4,397,077	4,514,556	4,632,961
Borrowings		1,378,344	1,431,076	1,457,908	1,470,669	1,632,782
Stockholders' equity		948,302	936,218	919,804	914,395	894,636
Common stockholders' equity		782,432	770,348	753,934	748,525	728,766
Performance Metrics
Net interest margin	(9)	5.42%	5.65%	5.84%	6.10%	5.90%
Return on average assets	(10)	-0.16%	1.09%	1.02%	1.10%	1.18%
Return on average tangible common stockholders' equity	(11)	-3.76%	10.16%	9.78%	10.96%	12.86%
Efficiency ratio	(12)	51.75%	52.41%	49.30%	47.89%	50.12%
Full-time equivalent employees, period end		1,510	1,567	1,570	1,575	1,546
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses	(3)	$76,759	$51,441	$50,279	$50,638	$49,507
Allowance as a % of loans held for investment		2.64%	1.81%	1.84%	1.92%	1.95%
Net charge-offs		$8,592	$8,640	$8,928	$6,300	$5,199
Net charge-off rate	(13)	1.21%	1.25%	1.34%	0.96%	0.86%
Early delinquency rate (30 - 89 days past due)		4.67%	4.91%	5.20%	4.85%	4.51%
Total delinquency rate (30 days and over)		8.60%	8.99%	9.27%	8.61%	8.10%
Capital Ratios	(14)(24)
Leverage ratio		11.23%	10.61%	10.51%	10.26%	9.51%
Common equity Tier 1 capital ratio		12.63%	N/A	N/A	N/A	N/A
Tier 1 common equity ratio		N/A	11.88%	11.86%	11.47%	10.79%
Tier 1 risk-based capital ratio		16.14%	16.02%	15.96%	15.49%	14.76%
Total risk-based capital ratio		17.69%	17.57%	17.50%	17.30%	16.56%
Tangible common equity ("TCE") ratio		9.29%	9.25%	8.81%	8.70%	8.16%

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data) (unaudited)		2015	2014	2014	2014	2014
Interest income:
Loans
Loans not covered under shared-loss agreements with the FDIC		$81,979	$85,615	$87,662	$88,064	$85,243
Loans covered under shared-loss agreements with the FDIC		15,504	19,816	20,886	24,879	23,388
Total interest income from loans		97,483	105,431	108,548	112,943	108,631
Investment securities		9,518	10,551	11,753	12,957	14,443
Total interest income		107,001	115,982	120,301	125,900	123,074
Interest expense:
Deposits
Core deposits		5,938	6,887	6,410	7,875	7,662
Brokered deposits		1,166	1,263	1,251	1,290	1,316
Total deposits		7,104	8,150	7,661	9,165	8,978
Borrowings		10,262	10,704	10,769	10,657	10,698
Total interest expense		17,366	18,854	18,430	19,822	19,676
Net interest income		89,635	97,128	101,871	106,078	103,398
Provision for loan and lease losses, excluding acquired loans	(3)	33,912	9,802	8,569	7,431	5,625
Provision for acquired loan and lease losses	(1)	8,281	7,075	8,688	7,384	6,066
Total provision for loan and lease losses, net		42,193	16,877	17,257	14,815	11,691
Net interest income after provision for loan and lease losses		47,442	80,251	84,614	91,263	91,707
Non-interest income:
Banking service revenues		10,205	10,407	9,753	9,995	10,557
Wealth management revenues		7,155	8,539	7,113	7,336	6,867
Mortgage banking activities		1,863	2,035	2,097	1,554	1,695
Total banking and wealth management revenues		19,223	20,981	18,963	18,885	19,119
FDIC shared-loss expense, net	(15)	(13,084)	(11,980)	(16,934)	(18,355)	(18,487)
Other gains (losses), net		742	95	462	(23)	4,597
Total non-interest income, net		6,881	9,096	2,491	507	5,229
Non-interest expense:
Compensation and employee benefits		20,180	20,396	18,592	20,707	21,787
Rent and occupancy costs		8,636	9,026	8,770	8,605	8,309
Other non-recurring expenses	(16)	-	3,800	-	-	-
General and administrative expenses		27,516	28,676	32,213	30,536	31,308
Total non-interest expense		56,332	61,898	59,575	59,848	61,404
(Loss) income before income taxes		(2,009)	27,449	27,530	31,922	35,532
Income tax expense		979	6,856	7,998	10,613	11,785
Net (loss) income		(2,988)	20,593	19,532	21,309	23,747
Less: dividends on preferred stock
Convertible preferred stock		(1,838)	(1,838)	(1,837)	(1,838)	(1,837)
Other preferred stock		(1,627)	(1,628)	(1,628)	(1,628)	(1,628)
Net (loss) income available to common shareholders		$(6,453)	$17,127	$16,067	$17,843	$20,282

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands) (unaudited)		2015	2014	2014	2014	2014
Cash and cash equivalents		$694,308	$581,834	$704,146	$611,655	$639,806
Investments:
Trading securities		964	1,594	1,687	1,613	1,910
Investment securities available-for-sale, at fair value, with amortized cost of $1,092,040
(December 31, 2014 - $1,187,679; September 30, 2014 - $1,249,769; June 30, 2014 - $1,385,438;
March 31, 2014 - $1,437,106)
Mortgage-backed securities		1,099,814	1,190,391	1,247,161	1,314,677	1,334,865
Other investment securities		25,888	26,147	26,718	104,281	120,820
Total investment securities available-for-sale		1,125,702	1,216,538	1,273,879	1,418,958	1,455,685
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $175,856
(December 31, 2014 - $164,154; September 30, 2014 - $144,217; June 30, 2014 - $26,844)		172,847	162,752	144,305	26,706	-
Federal Home Loan Bank (FHLB) stock, at cost		21,148	21,169	21,189	24,381	24,430
Other investments		3	3	65	65	65
Total investments		1,320,664	1,402,056	1,441,125	1,471,723	1,482,090
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Commercial
Puerto Rico Government and its dependencies		593,281	618,998	626,831	655,429	718,823
Other Commercial Loans		1,260,938	1,241,971	1,211,526	1,198,618	1,178,287
		1,854,219	1,860,969	1,838,357	1,854,047	1,897,110
Mortgage		1,435,463	1,447,873	1,461,294	1,480,070	1,485,604
Consumer		260,421	261,992	259,636	254,966	247,851
Auto and Leasing		985,147	1,007,597	1,030,449	1,054,945	1,058,694
Total loans receivable not covered under shared-loss agreements with the FDIC, gross		4,535,250	4,578,431	4,589,736	4,644,028	4,689,259
Less: Deferred loan costs, net		4,433	4,282	3,575	3,236	2,318
Total loans receivable not covered under shared-loss agreements with the FDIC		4,539,683	4,582,713	4,593,311	4,647,264	4,691,577
Allowance for loan and lease losses on non-covered loans		(96,375)	(69,517)	(64,859)	(60,360)	(56,183)
Loans receivable held for investment, net		4,443,308	4,513,196	4,528,452	4,586,904	4,635,394
Mortgage loans held for sale	(17)	23,464	14,539	16,757	14,792	19,355
Total loans not covered under shared-loss agreements with the FDIC, net		4,466,772	4,527,735	4,545,209	4,601,696	4,654,749

Loans covered under shared-loss agreements with the FDIC		328,458	363,156	373,920	393,859	402,263
Allowance for loan and lease losses on covered loans		(70,651)	(64,245)	(62,227)	(59,515)	(54,398)
Loans covered under shared-loss agreements with the FDIC, net		257,807	298,911	311,693	334,344	347,865
Total loans, net		4,724,579	4,826,646	4,856,902	4,936,040	5,002,614
Other assets:
FDIC shared-loss indemnification asset		75,221	97,378	120,619	143,660	166,194
Derivative assets		6,211	8,107	8,445	9,558	15,861
Prepaid expenses		11,264	16,018	18,375	17,422	15,531
Deferred tax asset, net		121,930	108,708	121,217	123,298	127,657
Foreclosed real estate and repossessed properties		113,863	117,461	122,297	119,110	110,849
Premises and equipment, net		78,745	80,599	82,099	82,167	83,029
Goodwill		86,069	86,069	86,069	86,069	86,069
Accounts receivable and other assets	(18)(19)	131,302	124,233	112,045	109,443	125,938
Total assets		$7,364,156	$7,449,109	$7,673,339	$7,710,145	$7,855,638

4

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statement of Financial Condition (Continued)
		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands) (unaudited)		2015	2014	2014	2014	2014
Deposits:
Demand deposits	(20)	$2,025,291	$1,997,108	$2,132,073	$2,135,369	$2,188,458
Savings accounts	(20)	1,336,209	1,292,698	1,169,330	1,136,155	1,172,117
Time deposits		965,611	1,015,290	1,098,128	1,151,234	1,227,504
Brokered deposits		567,122	619,310	669,644	718,475	712,913
Total deposits		4,894,233	4,924,406	5,069,175	5,141,233	5,300,992
Borrowings:
Securities sold under agreements to repurchase		927,168	980,087	1,012,228	1,012,233	1,012,240
Advances from FHLB and other borrowings		335,597	338,334	338,659	364,077	339,397
Federal funds purchased		-	-	-	-	23,712
Subordinated capital notes		101,846	101,584	101,190	100,797	100,404
Total borrowings		1,364,611	1,420,005	1,452,077	1,477,107	1,475,753
Other liabilities:
Securities purchased but not yet received		-	-	30,057	-	-
Derivative liabilities		11,113	11,221	11,414	13,617	13,830
Acceptances outstanding		21,848	17,989	21,077	17,581	28,152
Accrued expenses and other liabilities		135,972	133,291	159,541	135,405	140,420
Total liabilities		6,427,777	6,506,912	6,743,341	6,784,943	6,959,147
Stockholders' equity:
Preferred stock		176,000	176,000	176,000	176,000	176,000
Common stock		52,626	52,626	52,761	52,730	52,714
Additional paid-in capital		539,222	539,311	539,522	538,936	538,287
Legal surplus		70,097	70,467	68,437	66,438	64,292
Retained earnings		170,605	181,152	170,519	160,055	147,919
Treasury stock, at cost	(21)	(96,495)	(97,070)	(90,652)	(90,712)	(90,743)
Accumulated other comprehensive income, net		24,324	19,711	13,411	21,755	8,022
Total stockholders' equity		936,379	942,197	929,998	925,202	896,491
Total liabilities and stockholders' equity		$7,364,156	$7,449,109	$7,673,339	$7,710,145	$7,855,638

5

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands) (unaudited)		2015	2014	2014	2014	2014
Acquired loans:	(1)
Non-covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		$1,457,656	$1,553,988	$1,660,521	$1,804,645	$1,900,112
Period-end carrying amount		1,410,558	1,491,806	1,577,545	1,676,677	1,754,041
Average carrying amount		1,444,936	1,516,571	1,636,983	1,720,553	1,805,535
Accounted for under ASC 310-20
Period-end unpaid principal balance		215,173	241,569	280,389	318,970	381,405
Period-end carrying amount		214,622	242,801	285,076	326,602	392,491
Average carrying amount		242,108	271,029	298,262	340,940	424,766
Covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		540,717	607,893	648,995	707,120	750,781
Period-end carrying amount		257,807	298,911	311,693	334,344	347,865
Average carrying amount		288,022	303,012	331,778	343,351	355,531

Total acquired loans
Period-end unpaid principal balance		2,213,546	2,403,450	2,589,905	2,830,735	3,032,298
Period-end carrying amount		1,882,987	2,033,518	2,174,314	2,337,623	2,494,397
Average carrying amount		1,975,066	2,090,612	2,267,023	2,404,844	2,585,832

Non-acquired loans held for investment:
Period-end unpaid principal balance		2,937,819	2,863,277	2,749,421	2,659,198	2,558,795
Period-end carrying amount		2,910,070	2,843,824	2,727,115	2,640,749	2,542,727
Average carrying amount		2,832,658	2,765,531	2,672,872	2,614,537	2,421,514

Total loans
Period-end unpaid principal balance		$5,151,365	$5,266,727	$5,339,326	$5,489,933	$5,591,093
Period-end carrying amount		4,793,057	4,877,342	4,901,429	4,978,372	5,037,124
Average carrying amount		4,807,724	4,856,143	4,939,895	5,019,381	5,007,347

		2015	2014	2014	2014	2014
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Quarterly loan production	(22)
Mortgage		$61,717	$57,226	$55,299	$51,999	$50,843
Commercial		85,664	83,430	90,067	45,432	43,943
Consumer		26,161	28,902	28,689	34,530	27,796
Auto and Leasing		65,907	69,335	68,519	89,630	93,750
Total		$239,449	$238,893	$242,574	$221,591	$216,332

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2015 Q1			2014 Q4			2014 Q3			2014 Q2			2014 Q1
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$564,237	$323	0.23%	$551,238	$360	0.26%	$593,391	$316	0.21%	$559,230	$351	0.25%	$482,497	$283	0.24%
Investment securities	1,344,617	9,195	2.77%	1,410,389	10,191	2.87%	1,390,124	11,437	3.26%	1,393,523	12,606	3.63%	1,619,020	14,160	3.55%
Loans
Non-acquired loans	2,832,658	46,284	6.63%	2,765,531	45,925	6.59%	2,672,872	44,706	6.64%	2,614,537	43,083	6.61%	2,421,514	39,003	6.53%
Acquired loans accounted for under ASC 310-30	1,444,936	31,470	8.83%	1,516,571	35,213	9.21%	1,636,983	38,340	9.29%	1,720,553	39,714	9.26%	1,805,535	40,269	9.05%
Acquired loans accounted for under ASC 310-20	242,108	4,225	7.08%	271,029	4,477	6.55%	298,262	4,616	6.14%	340,940	5,267	6.20%	424,766	5,971	5.70%
Loans not covered under shared-loss agreements with the FDIC	4,519,702	81,979	7.36%	4,553,131	85,615	7.46%	4,608,117	87,662	7.55%	4,676,030	88,064	7.55%	4,651,816	85,243	7.43%
Loans covered under shared-loss agreements with the FDIC	274,731	15,504	22.89%	303,012	19,816	25.95%	331,778	20,886	24.98%	343,351	24,879	29.06%	355,531	23,388	26.68%
Total loans	4,794,432	97,483	8.25%	4,856,143	105,431	8.61%	4,939,895	108,548	8.72%	5,019,381	112,943	9.03%	5,007,347	108,631	8.80%
Total interest-earning assets	$6,703,286	$107,001	6.47%	$6,817,770	$115,982	6.75%	$6,923,410	$120,301	6.89%	$6,972,134	$125,900	7.24%	$7,108,864	$123,074	7.02%

Interest bearing liabilities:
Deposits
NOW accounts	$1,260,952	$1,281	0.41%	$1,353,334	$1,652	0.48%	$1,413,776	$1,817	0.51%	$1,443,824	$2,208	0.61%	$1,459,356	$2,324	0.65%
Savings accounts	1,314,360	1,734	0.54%	1,224,708	1,829	0.59%	1,154,712	1,780	0.61%	1,168,911	2,192	0.75%	1,128,703	2,296	0.82%
Time deposits	990,091	2,976	1.22%	1,052,552	3,426	1.29%	1,128,333	3,769	1.33%	1,192,447	3,972	1.34%	1,293,344	4,405	1.38%
Brokered deposits	602,189	1,166	0.79%	631,135	1,331	0.84%	700,256	1,400	0.79%	709,374	1,468	0.83%	751,558	1,516	0.82%
	4,167,592	7,157	0.70%	4,261,729	8,238	0.77%	4,397,077	8,766	0.79%	4,514,556	9,840	0.87%	4,632,961	10,541	0.92%
Fair value premium amortization and core deposit intangible amortization	-	(53)	-	-	(88)	-	-	(1,105)	-	-	(675)	-	-	(1,563)	-
Total deposits	4,167,592	7,104	0.69%	4,261,729	8,150	0.76%	4,397,077	7,661	0.69%	4,514,556	9,165	0.81%	4,632,961	8,978	0.79%
Borrowings
Securities sold under agreements to repurchase	939,377	7,164	3.09%	990,932	7,415	2.97%	1,010,000	7,453	2.93%	1,010,000	7,372	2.93%	1,156,747	7,411	2.60%
Advances from FHLB and other borrowings	337,292	2,235	2.69%	338,815	2,287	2.68%	346,977	2,314	2.65%	360,130	2,289	2.55%	375,862	2,295	2.48%
Subordinated capital notes	101,675	863	3.44%	101,329	1,002	3.92%	100,931	1,002	3.94%	100,539	996	3.97%	100,173	992	4.02%
Total borrowings	1,378,344	10,262	3.02%	1,431,076	10,704	2.97%	1,457,908	10,769	2.93%	1,470,669	10,657	2.91%	1,632,782	10,698	2.66%
Total interest-bearing liabilities	$5,545,936	$17,366	1.27%	$5,692,805	$18,854	1.31%	$5,854,985	$18,430	1.25%	$5,985,225	$19,822	1.33%	$6,265,743	$19,676	1.27%
Interest rate spread		$89,635	5.20%		$97,128	5.44%		$101,871	5.64%		$106,078	5.91%		$103,398	5.75%
Net interest margin			5.42%			5.65%			5.84%			6.10%			5.90%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2015	2014	2014	2014	2014
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Net Charge-offs
Mortgage:
Charge-offs	$1,414	$1,245	$1,563	$987	$1,214
Recoveries	-	(54)	(138)	(88)	(148)
Total mortgage	1,414	1,191	1,425	899	1,066
Commercial:
Charge-offs	992	381	1,081	543	419
Recoveries	(89)	(64)	(56)	(115)	(98)
Total commercial	903	317	1,025	428	321
Consumer:
Charge-offs	1,676	1,962	1,585	1,397	838
Recoveries	(153)	(113)	(66)	(244)	(147)
Total consumer	1,523	1,849	1,519	1,153	691
Auto and Leasing:
Charge-offs	8,136	8,047	7,393	5,956	4,645
Recoveries	(3,384)	(2,764)	(2,434)	(2,136)	(1,524)
Total auto and leasing	4,752	5,283	4,959	3,820	3,121
Total	$8,592	$8,640	$8,928	$6,300	$5,199
Net Charge-off Rates
Mortgage	0.72%	0.61%	0.72%	0.46%	0.57%
Commercial	0.28%	0.10%	0.34%	0.14%	0.11%
Consumer	3.36%	4.23%	3.77%	3.13%	2.16%
Auto and Leasing	3.20%	3.73%	3.73%	3.15%	2.99%
Total	1.21%	1.25%	1.34%	0.96%	0.86%
Period-end Loans Held For Investment
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation	$752,087	$749,511	$751,040	$749,676	$746,868
GNMA's buy-back option program	37,458	42,243	40,066	38,329	35,282
Total mortgage	789,545	791,754	791,106	788,005	782,150
Commercial	1,324,904	1,289,730	1,217,235	1,183,172	1,170,145
Consumer	193,658	186,759	175,882	161,538	142,492
Auto and Leasing	601,963	575,581	542,892	508,034	447,940
Total	$2,910,070	$2,843,824	$2,727,115	$2,640,749	$2,542,727
Average Loans Held For Investment
Mortgage	$787,330	$787,121	$789,204	$773,425	$753,248
Commercial	1,269,104	1,236,976	1,190,607	1,209,346	1,121,953
Consumer	181,464	175,049	161,147	147,230	128,239
Auto and Leasing	594,760	566,385	531,914	484,536	418,074
Total	$2,832,658	$2,765,531	$2,672,872	$2,614,537	$2,421,514

8

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2015	2014	2014	2014	2014
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Early Delinquency (30 - 89 days past due)
Mortgage		$63,060	$68,671	$76,236	$70,453	$67,016
Commercial		4,453	2,814	2,776	4,258	2,419
Consumer		3,957	3,525	3,287	2,797	2,995
Auto and Leasing		64,287	64,574	59,493	50,667	42,347
Total		$135,757	$139,584	$141,792	$128,175	$114,777
Early Delinquency Rates (30 - 89 days past due)
Mortgage		7.99%	8.67%	9.64%	8.94%	8.57%
Commercial		0.34%	0.22%	0.23%	0.36%	0.21%
Consumer		2.04%	1.89%	1.87%	1.73%	2.10%
Auto and Leasing		10.68%	11.22%	10.96%	9.97%	9.45%
Total		4.67%	4.91%	5.20%	4.85%	4.51%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$122,597	$124,559	$128,556	$115,180	$107,908
GNMA's buy-back option program		37,458	42,243	40,066	38,329	35,282
Total mortgage		160,055	166,802	168,622	153,509	143,190
Commercial		13,518	12,164	12,109	12,437	10,865
Consumer		5,207	4,689	4,365	3,923	3,674
Auto and Leasing		71,482	71,994	67,772	57,620	48,219
Total		$250,262	$255,649	$252,868	$227,489	$205,948
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		15.53%	15.73%	16.25%	14.62%	13.80%
GNMA's buy-back option program		4.74%	5.34%	5.06%	4.86%	4.51%
Total mortgage		20.27%	21.07%	21.31%	19.48%	18.31%
Commercial		1.02%	0.94%	0.99%	1.05%	0.93%
Consumer		2.69%	2.51%	2.48%	2.43%	2.58%
Auto and Leasing		11.87%	12.51%	12.48%	11.34%	10.76%
Total		8.60%	8.99%	9.27%	8.61%	8.10%
Nonperforming Assets	(23)
Mortgage		$76,662	$72,815	$67,028	$57,314	$51,728
Commercial		222,820	21,679	22,290	23,506	23,792
Consumer		1,605	1,590	1,241	1,454	1,084
Auto and Leasing		8,482	8,668	9,008	7,300	6,047
Total nonperforming loans		309,569	104,752	99,567	89,574	82,651
Foreclosed real estate		10,697	12,343	13,608	13,920	14,592
Other repossessed assets		12,153	11,107	9,914	7,317	5,542
Mortgage loans held for sale		-	-	-	-	1,554
Total nonperforming assets		$332,419	$128,202	$123,089	$110,811	$104,339
Nonperforming Loan Rates
Mortgage		9.71%	9.20%	8.47%	7.27%	6.61%
Commercial		16.82%	1.68%	1.83%	1.99%	2.03%
Consumer		0.83%	0.85%	0.71%	0.90%	0.76%
Auto and Leasing		1.41%	1.51%	1.66%	1.44%	1.35%
Total loans		10.64%	3.68%	3.65%	3.39%	3.25%

9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended March 31, 2015
				Auto and
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-covered loans
Non-acquired loans
Balance at beginning of period	$19,679	$8,432	$9,072	$14,255	$1	$51,439
(Recapture) provision for loan and lease losses	(179)	25,594	1,856	6,259	382	33,912
Charge-offs	(1,414)	(992)	(1,676)	(8,136)	-	(12,218)
Recoveries	-	89	153	3,384	-	3,626
Balance at end of period	$18,086	$33,123	$9,405	$15,762	$383	$76,759
Allowance coverage ratio	2.29%	$2.50%	$4.86%	$2.62%	$0.01%	$2.64%

Acquired
Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$-	$13,476	$5	$-	$-	$13,481
Provision for loan and lease losses, net	-	211	474	-	-	685
Balance at end of period	-	$13,687	$479	$-	$-	$14,166

Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$65	$1,211	$3,321	$-	$4,597
(Recapture) provision for loan and lease losses		(25)	1,920	892	-	2,787
Charge-offs		-	(1,380)	(1,267)	-	(2,647)
Recoveries		9	134	570	-	713
Balance at end of period		$49	$1,885	$3,516	$-	$5,450

Total non-covered loans
Balance at beginning of period	$19,679	$21,973	$10,288	$17,576	$1	$69,517
(Recapture) provision for loan and lease losses	(179)	25,780	4,250	7,151	382	37,384
Charge-offs	(1,414)	(992)	(3,056)	(9,403)	-	(14,865)
Recoveries	-	98	287	3,954	-	4,339
Balance at end of period	$18,086	$46,859	$11,769	$19,278	$383	$96,375

Covered loans
Balance at beginning of period	$15,522	$48,334	$389	$-	$-	$64,245
Provision for loan and lease losses, net	1,818	2,991	-	-	-	4,809
FDIC shared-loss portion of provision for covered loan and lease losses, net	-	1,597	-	-	-	1,597
Balance at end of period	$17,340	$52,922	$389	$-	$-	$70,651

10

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30
	Quarter Ended March 31, 2015
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Non-Covered Loans:
Accretable Yield
Balance at beginning of period	$298,364	$61,196	$25,829	$53,998	$6,559	$445,946
Accretion	(8,987)	(10,759)	(3,810)	(6,988)	(926)	(31,470)
Transfers (to) from non-accretable discount	(4,765)	6,893	(2,629)	87	(32)	(446)
Balance at end of period	$284,612	$57,330	$19,390	$47,097	$5,601	$414,030

Non-Accretable Discount
Balance at beginning of period	$389,839	$23,069	$3,486	$16,215	$24,018	$456,627
Change in actual and expected losses	(1,995)	(350)	(2,158)	(1,585)	(474)	(6,562)
Transfers from (to) accretable yield	4,765	(6,893)	2,629	(87)	32	446
Balance at end of period	$392,609	$15,826	$3,957	$14,543	$23,576	$450,511

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Covered Loans:
Accretable Yield
Balance at beginning of period	$47,636	$37,919	$20,753	$2,479	$1,072	$109,859
Accretion	(3,518)	(9,855)	(619)	(1,392)	(120)	(15,504)
Transfers from (to) non-accretable discount	14,214	5,417	672	578	1,052	21,933
Balance at end of period	$58,332	$33,481	$20,806	$1,665	$2,004	$116,288

Non-Accretable Discount
Balance at beginning of period	$27,348	$24,464	$-	$-	$10,598	$62,410
Change in actual and expected losses	(577)	(8,554)	672	578	116	(7,765)
Transfers (to) from accretable yield	(14,214)	(5,417)	(672)	(578)	(1,052)	(21,933)
Balance at end of period	$12,557	$10,493	$-	$-	$9,662	$32,712

11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2015	2014	2014	2014	2014
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$948,302	$936,218	$919,804	$914,395	$894,636
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$782,432	$770,348	$753,934	$748,525	$728,766
Less: Average intangible assets	(95,616)	(96,164)	(96,712)	(97,252)	(97,792)
Average tangible common equity	$686,816	$674,184	$657,222	$651,273	$630,974
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$936,379	$942,197	$929,998	$925,202	$896,491
Less: Intangible assets	(95,336)	(95,812)	(96,354)	(96,896)	(97,439)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$675,173	$680,515	$667,774	$662,436	$633,182

Common stock outstanding at end of period	44,665	44,614	45,060	45,023	45,004
Tangible book value	$15.12	$15.25	$14.82	$14.71	$14.07
Total Assets to Tangible Assets
Total assets	$7,364,156	$7,449,109	$7,673,339	$7,710,145	$7,855,638
Less: Intangible assets	(95,336)	(95,812)	(96,354)	(96,896)	(97,439)
Tangible assets	$7,268,820	$7,353,297	$7,576,985	$7,613,249	$7,758,199
Non-GAAP TCE Ratio
Tangible common equity	$675,173	$680,515	$667,774	$662,436	$633,182
Tangible assets	7,268,820	7,353,297	7,576,985	7,613,249	7,758,199
TCE ratio	9.29%	9.25%	8.81%	8.70%	8.16%

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OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized	BASEL I
		2015	2014	2014	2014	2014
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Regulatory Capital Metrics	(24)
Common equity Tier 1 capital		$633,297	N/A	N/A	N/A	N/A
Tier 1 common equity capital		N/A	$575,655	$581,927	$572,954	$544,748
Tier 1 capital		809,652	776,525	782,797	773,824	745,618
Total risk-based capital	(25)	887,042	851,410	858,356	863,791	836,168
Risk-weighted assets		5,015,090	4,847,150	4,905,814	4,994,378	5,050,672
Regulatory Capital Ratios	(24)
Common equity Tier 1 capital ratio	(26)	12.63%	N/A	N/A	N/A	N/A
Tier 1 common equity ratio		N/A	11.88%	11.86%	11.47%	10.79%
Tier 1 risk-based capital ratio	(27)	16.14%	16.02%	15.96%	15.49%	14.76%
Total risk-based capital ratio	(28)	17.69%	17.57%	17.50%	17.30%	16.56%
Leverage ratio	(29)	11.23%	10.61%	10.51%	10.26%	9.51%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach	(24)
Total stockholders' equity		$936,379
Less: Noncumulative perpetual preferred stock		(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130
Unrealized gains on available-for-sale securities, net of income tax	(30)	(30,215)
Unrealized losses on cash flow hedges, net of income tax	(30)	5,891
		746,185
Less: Disallowed goodwill		(86,069)
Disallowed other intangible assets, net	(31)	(2,261)
Disallowed deferred tax assets, net	(31)	(24,558)
Common equity Tier 1 capital		633,297
Plus: Qualifying noncumulative perpetual preferred stock		176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)
Subordinated capital notes		35,000
Less: Disallowed deferred tax assets, net		(24,515)
Tier 1 capital		809,652
Plus: Long-term debt qualifying as Tier 2 capital		13,400
Qualifying allowance for loan and lease losses		63,990
Tier 2 capital		77,390
Total risk-based capital		$887,042

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OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and covered loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Total banking and wealth management revenues.
(3)

During Q1 2015, the Company placed its $200 million participation in a fuel purchase line of credit with the Puerto Rico Electric Power Authority (PREPA) on non-accrual status and recorded a $24.0 million provision for loan and lease losses, which is part of the overall quarterly provision for loan and lease losses.

(4)	Calculated based on net (loss) income available to common shareholders divided by average common shares outstanding for the period.
(5)

Calculated based on net (loss) income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(6)	The Board of directors increased OFG's regular quarterly dividend per common share to $0.10 per share during Q4 2014.
(7)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(8)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(9)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(10)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(11)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(12)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(13)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(14)	Non-GAAP ratios. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(15)

During Q4 2014, the FDIC and the Company agreed to a change in the methodology for the determination of the fair value of covered assets.  The change resulted in higher claims to the FDIC and a lower amortization of the indemnification asset was required during the quarter.

(16)	During Q4 2014, the Company offered a voluntary early retirement program for qualified employees and accumulated additional compensation expenses of $3.8 million related to this program.
(17)	The Company sells most of its conforming mortgages in the secondary market and retains servicing rights.
(18)	At March 31, 2015, amount includes a $17 million receivable from the FDIC corresponding to the Q4 2014 loss-share certification that was received during April 2015.
(19)	At December 31, 2014, amount includes a $15 million receivable from the FDIC corresponding to the Q3 2014 loss-share certification that was received during January 2015.
(20)	During Q4 2014, the Company transferred 3,731 accounts with balances of approximately $100 million from demand deposit accounts to savings accounts.
(21)

During Q1 2014, the Company purchased 707,400 shares under the current stock repurchase program for a total of $10.4 million, at an average price of $14.66 per share. In addition, during Q4 2014, the Company purchased 444,613 shares under the current stock repurchase program for a total of $6.5 million, at an average price of $14.65 per share.

(22)	Production of new loans (excluding renewals).
(23)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including covered loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(24)

During Q1 2015, the Company implemented the New Capital Rules, which incorporates Basel III Capital Requirements. The New Capital Rules revise the definitions and the components of regulatory capital, as well as address other issues affecting the numerator in banking institutions’ regulatory capital ratios. The New Capital Rules also address asset risk weights and other matters affecting the denominator in banking institutions’ regulatory capital ratios and replace the existing general risk-weighting approach with a more risk-sensitive approach. The New Capital Rules are effective for OFG Bancorp and Oriental Bank on January 1, 2015, subject to phase-in periods for certain of their components and other provisions. Among other matters, the New Capital Rules: (i) introduce a new capital measure called “Common Equity Tier 1” (“CET1”) and related regulatory capital ratio of CET1 to risk-weighted assets; (ii) specify that Tier 1 capital consists of CET1 and “Additional Tier 1 capital” instruments meeting certain revised requirements; (iii) mandate that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital; and (iv) expand the scope of the deductions from and adjustments to capital as compared to existing regulations.

(25)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(26)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(27)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(28)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(29)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(30)	The Company decided to elect the opt-out option to continue to exclude AOCI items from regulatory capital calculation.
(31)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 40% for 2015.

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